                                                             Exhibit No. EX-99.2

                             Joint Filer Information

Name of Joint Filer:  John T. Kim, as  Co-trustee of the John T. Kim Trust dated
                      5/17/04 for the benefit of his children (Irrevocable)

Address:              1345 Enterprise Drive
                      West Chester, Pennsylvania 19380

Designated Filer:     Susan Y. Kim

Issuer & Ticker
Symbol:               Amkor Technology, Inc. (AMKR) (NASDAQ National Market
                      System)

Date of Event
Requiring Statement:   October 27, 2004

Signature:             /s/John T. Kim                    Date:  November 8, 2004
                       John T. Kim, in his capacity
                       listed above